                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only (as Permitted
         by Rule 14a-6(e)(2))

[X ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FIRST NORTHERN CAPITAL CORP.

                (Name of Registrant as Specified In Its Charter)

                               Filed by Registrant

                   (Name of Person(s) Filing Proxy Statement,
                            if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]     No fee required.
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                          FIRST NORTHERN CAPITAL CORP.
                             201 NORTH MONROE AVENUE
                                 P.O. BOX 23100
                         GREEN BAY, WISCONSIN 54305-3100
                                 (920) 437-7101

                                                                  March 18, 1999

Dear Stockholder:

         You are cordially invited to attend First Northern Capital Corp.'s 1999 Annual Meeting of Stockholders, which will be held at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin at 10:00 a.m. on Wednesday, April 28, 1999.

         First Northern's Notice of Annual Meeting of Stockholders and Proxy Statement describes the business to be conducted at the Annual Meeting. If you plan to attend the Annual Meeting, please return the enclosed reply form.

         A copy of First Northern's Summary Annual Report is enclosed and a copy of the Annual Report on Form 10-K for the year ended December 31, 1998 is attached to the Proxy Statement.

         YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting we urge you to MARK, SIGN, DATE AND RETURN YOUR PROXY FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. This will not prevent you from voting in person at the meeting, but will ensure that your shares will be represented if you are unable to attend.

                                   Sincerely,

                                   FIRST NORTHERN CAPITAL CORP.

                                   /s/ Michael D. Meeuwsen

                                   Michael D. Meeuwsen
                                   President and Chief Executive Officer

                          FIRST NORTHERN CAPITAL CORP.

                             201 NORTH MONROE AVENUE
                                 P.O. BOX 23100
                         GREEN BAY, WISCONSIN 54305-3100
                                 (920) 437-7101
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1999
                          -----------------------------

To the Stockholders of First Northern Capital Corp.:

     The 1999 Annual Meeting of Stockholders of First Northern Capital Corp. ("First Northern") will be held on Wednesday, April 28, 1999, at 10:00 a.m., Central Time, at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin (the "Annual Meeting") for the following purposes:

     (1) To elect a class of two directors to serve for terms expiring in 2002;

     (2) To consider and vote upon the First Northern Capital Corp. 1999 Stock Plan as set forth in Appendix A to the Proxy Statement; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

     Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Marla J. Carr

                                          Marla J. Carr
                                          Vice President and Secretary

Green Bay, Wisconsin
March 18, 1999

                             YOUR VOTE IS IMPORTANT

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE FIRST NORTHERN BOARD OF DIRECTORS, USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                                 PROXY STATEMENT

                          FIRST NORTHERN CAPITAL CORP.

                             201 NORTH MONROE AVENUE
                                 P.O. BOX 23100
                         GREEN BAY, WISCONSIN 54305-3100
                                 (920) 437-7101
                             ----------------------

                             SOLICITATION AND VOTING

     This Proxy Statement and accompanying proxy are furnished to the stockholders of First Northern Capital Corp. ("First Northern" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of First Northern for use at the annual meeting of First Northern stockholders on Wednesday, April 28, 1999 (the "Annual Meeting"), and at any adjournment thereof. The 1998 Annual Report on Form 10-K (the "10-K"), which accompanies this Proxy Statement, contains financial statements and certain other information concerning First Northern. The 10-K and such financial statements are neither a part of this Proxy Statement nor are incorporated herein by reference. The proxy material and 10-K are being mailed to stockholders commencing on or about March 18, 1999.

     On December 20, 1995, First Northern Savings Bank, S.A. (the "Savings Bank") reorganized into a unitary savings and loan holding company structure (the "Reorganization"), becoming a wholly owned subsidiary of First Northern. In the Reorganization, the holders of all the outstanding stock of the Savings Bank acquired the same proportionate ownership interest in First Northern as they had held in the Savings Bank. The consolidated capital, assets, liabilities, income and other financial data of First Northern immediately following the Reorganization were substantially the same as those of the Savings Bank immediately prior to consummation of the Reorganization. All references herein to First Northern for any date or period prior to consummation of the Reorganization refer to the Savings Bank.

     The Board of Directors has fixed the close of business on February 26, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only holders of record of Common Stock, $1.00 par value per share (the "Common Stock"), the only class of voting stock of First Northern outstanding, on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. At the Record Date, there were 8,807,659 shares of Common Stock outstanding. All share and per share data in this Proxy Statement prior to August 18, 1997 have been adjusted to reflect the two-for-one stock split effected August 18, 1997.

     Any stockholder entitled to vote at the Annual Meeting may vote either in person or by a properly executed proxy. Shares represented by properly executed proxies received by First Northern will be voted at the Annual Meeting, or any adjournment thereof, in accordance with the terms of such proxies, unless revoked. If no voting instructions are given on a properly executed proxy, the shares will be voted FOR the election of management's director nominees and the First Northern Capital Corp. 1999 Stock Plan (the "1999 Stock Plan").

     If a stockholder is a participant in First Northern's Dividend Reinvestment Plan (the "DRIP") or owns shares through investments in the First Northern Common Stock Fund (the "Stock Fund") of the Savings Bank's 401(k) Savings Plan (the "Savings Plan"), the proxy will serve as voting instructions for the participant's shares held in those plans. Shares of plan participants will be voted by the administrator of the DRIP and the trustees of the Savings Plan in accordance with such respective participants' voting instructions. If a participant in the DRIP does not return a proxy, the administrator of the DRIP will not vote such participant's shares held in the DRIP. If a participant in the Stock Fund of the Savings Plan does not return a proxy, the trustees of the Savings Plan will vote such participant's shares held in the Stock Fund in the same proportion that all shares in the Stock Fund are voted.

     A proxy may be revoked by a stockholder at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of First Northern, by delivering a properly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

     A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at the Annual Meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum. A plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock entitled to vote is required for the election of directors (i.e., the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting). If a quorum exists, the affirmative vote of a majority of the votes cast on the proposal is required for approval of the 1999 Stock Plan. With respect to the election of directors, any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to the proposal to approve the 1999 Stock Plan, because abstentions and broker non-votes are not considered votes cast, neither will have an effect on the vote. The Inspectors of Election appointed by the Board of Directors will count the votes and ballots at the Annual Meeting.

     Expenses in connection with the solicitation of proxies will be paid by First Northern. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers and other employees of First Northern in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, dealers, banks, or their nominees, who hold Common Stock on behalf of another will be asked to send proxy material and related documents to the beneficial owners of such stock, and First Northern will reimburse such persons for their reasonable expenses.

     The Board of Directors of First Northern knows of no matters to be acted upon at the Annual Meeting other than as set forth in the Notice of such Annual Meeting as attached to this Proxy Statement. The Bylaws set forth certain requirements that must be followed should a stockholder wish to propose any floor nominations for director or floor proposals at annual or special meetings of stockholders. In the case of annual meetings, the Bylaws state that a notice containing certain specified information must be delivered to the Secretary of First Northern not less than 70 days or more than 100 days prior to the scheduled date of such meeting. No such notices have been received by First Northern. If any other matters properly come before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth information as of the Record Date regarding beneficial ownership of First Northern Common Stock by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers of First Northern as a group. No person is known by First Northern to be the beneficial owner of more than 5% of its outstanding shares of Common Stock.

                                            NUMBER OF SHARES AND
         NAME OF                            NATURE OF BENEFICIAL          PERCENT
     BENEFICIAL OWNER                         OWNERSHIP (1)(2)           OF CLASS
Richard E. Aicher..................................95,749 (3)              1.08%
Rick B. Colberg...................................116,928 (4)              1.32
Howard M. Frankenthal.............................283,181 (5)              3.20
Thomas J. Lopina, Sr...............................58,140 (6)              0.66
Michael D. Meeuwsen ..............................227,077 (7)              2.54
Robert B. Olson....................................78,810 (8)              0.89
Richard C. Smits..................................121,548 (9)              1.38
J. Gus Swoboda ................................... 45,484(10)              0.51
Steven L. Wilmet..................................108,358(11)              1.23

                                            NUMBER OF SHARES AND
         NAME OF                            NATURE OF BENEFICIAL          PERCENT
     BENEFICIAL OWNER                         OWNERSHIP (1)(2)           OF CLASS
All directors and executive officers
  as a group (12 persons)......................1,636,289(12)             17.68

-----------------
[FN]
(1) Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares indicated.

(2) Includes unissued shares deemed to be beneficially owned by the named persons pursuant to unexercised stock options which may be exercised within 60 days of the Record Date. Each person holds the following number of option shares which are deemed to be beneficially owned: Mr. Aicher--47,467; Mr. Colberg--54,467; Mr. Frankenthal--28,800; Mr. Lopina--21,600; Mr. Meeuwsen--118,000; Mr. Olson--3,600; Mr. Smits--1,200;
     Mr. Swoboda--25,200; and Mr. Wilmet--27,217. All directors and executive officers as a group hold options for 448,352 shares deemed to be beneficially owned.

(3)  Includes 37,564 shares as to which voting and investment power is shared.

(4)  Includes 48,684 shares as to which voting and investment power is shared.

(5) Includes 56,600 shares held by Frankenthal International, Ltd. Pension and Profit Sharing Trust, under which Mr. Frankenthal serves is the sole beneficiary. Includes 6,000 shares held by Mr. Frankenthal's wife, as to which he disclaims beneficial ownership.

(6) Includes 5,200 shares held by Mr. Lopina's wife as custodian for a son and 6,400 shares held by Mr. Lopina's wife directly, all as to which voting and investment power is shared.

(7)  Includes 70,058 shares as to which voting and investment power is shared.

(8)  Includes 75,210 shares as to which voting and investment power is shared.

(9)  Includes 92,446 shares as to which voting and investment power is shared.

(10) Includes 19,584 shares held by Mr. Swoboda's wife, as to which voting and investment power is shared, and 700 additional shares as to which Mr. Swoboda shares voting and investment power.

(11) Includes 53,130 shares as to which voting and investment power is shared.

(12) Includes 428,028 shares as to which voting and investment power is shared and 304,488 shares held by the Savings Plan wherein the voting of such shares and their disposition in a tender offer is directed by the participants but the trustees (who are Messrs. Meeuwsen and Colberg and one other executive officer of First Northern) have the power of disposition in all other circumstances.

     The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Bylaws provide that the number of directors of First Northern shall be determined by the Board of Directors and that the directors shall be divided into three classes as nearly equal in number as possible. Currently, the number of directors is fixed at six, divided into three classes of two directors. At each annual meeting the term of office of one class of directors expires and a class of directors is elected to serve for a term of three years or until their successors are elected and qualify.

     Messrs. Howard M. Frankenthal and Richard C. Smits, the directors whose present terms expire at the Annual Meeting, are being nominated for re-election as directors for terms expiring in 2002. Shares represented by proxies received from stockholders will be voted for the election of Messrs. Frankenthal and Smits unless otherwise specified by such stockholders.

     Information regarding the nominees and the directors whose terms continue is set forth in the following table. If any of the nominees should decline or be unable to act as a director, an eventuality which is not foreseen, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW.


                                                    PRINCIPAL OCCUPATION
                                                        AND BUSINESS                        DIRECTOR
            NAME AND AGE                                EXPERIENCE (1)                      SINCE (2)
            ------------                               ---------------                     ---------
                                       Nominees for Terms Expiring in 2002

Howard M. Frankenthal                  President and Director, Frankenthal                      1988
45 (3)(4)                              International, Ltd., Mequon, Wisconsin--a
                                       meat wholesaler.

Richard C. Smits                       Retired; formerly Executive Vice President               1994
60 (4)(5)                              and Chief Operating Officer of First Northern
                                       and the Savings Bank from 1994 to 1997.
                                       From 1992 to 1994, President and Chief
                                       Executive Officer of Prime Federal Bank,
                                       FSB ("Prime Federal"), which was merged
                                       into the Savings Bank in 1994.

                                       Continuing Directors--Terms Expiring in 2001

Michael D. Meeuwsen                    President and Chief Executive Officer                    1988
45                                     of First Northern and the Savings Bank.


J. Gus Swoboda                         Retired; prior to July, 1997, Senior Vice                1987
63 (4)(6)(7)                           President, Human and Corporate Development,
                                       Wisconsin Public Service Corporation, Green
                                       Bay, Wisconsin--an electric and gas utility
                                       company.

                                       Continuing Directors--Terms Expiring in 2000

Thomas J. Lopina, Sr.                  Associate, Spectrum Solutions, Inc., Oshkosh,            1979
61 (6)                                 Wisconsin--a small business consulting firm.
                                       Prior to October, 1997, President, Chief
                                       Executive Officer and Director of
                                       Ingersoll Equipment Co., Inc.,
                                       Winneconne, Wisconsin--a manufacturer of
                                       outdoor power equipment.

Robert B. Olson                        Vice President of Manufacturing Operations,              1997
61 (3)(6)                              Little Rapids Corporation, Green Bay,
                                       Wisconsin -- a specialty paper producer.
                                       Director of Prime Federal, from 1982 to
                                       1994.

-----------------
[FN]
(1) Unless otherwise noted, all directors have been employed in their respective principal occupations listed for at least the past five years. Mr. Meeuwsen was elected an executive officer of First Northern upon its formation in August 1995.

(2) Indicates date when director was first elected to the Board of the Savings Bank. The directors of First Northern also comprise the Board of Directors of the Savings Bank.

(3) Member of the Audit Committee, of which Mr. Robert J. Mettner was Chairman. Mr. Mettner retired from the Board of Directors of the Savings Bank and First Northern on December 31, 1998. The Audit Committee

     held one meeting in 1998. The Audit Committee's functions include meeting with First Northern's independent auditors and making recommendations to the Board of Directors regarding the engagement or retention of independent public accountants, adequacy of internal controls, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to First Northern's financial accounting and reporting. Both the internal auditor and independent auditors meet periodically with the Audit Committee and have access to the Audit Committee.

(4) Member of the Executive Committee, of which Mr. Swoboda, who is Chairman of the Board of First Northern, is Chairman. The Executive Committee held six meetings in 1998. The Executive Committee is authorized to exercise the power of the Board of Directors in the management of the business and affairs of First Northern when the Board is not in session, except for those powers which are non-delegable by law or have been delegated to other committees. In addition, any Board member can be an alternate member of the Executive Committee to establish a quorum.

(5) Prior to joining First Northern's Board, Mr. Smits had been a director of Prime Federal since 1986.

(6) Member of the Compensation Committee, of which Mr. Lopina is Chairman. The Compensation Committee held two meetings in 1998. The Compensation Committee establishes and reviews: compensation policy; salaries, bonuses and benefits for all employees, including determinations with respect to stock options; and personnel policies and procedures.

(7) Mr. Swoboda is a director of American Medical Security Group, Inc., a health and life insurance company.

     The Nominating Committee is comprised of the entire Board of Directors. The Nominating Committee held one meeting in 1998. The Nominating Committee's sole function is to propose nominees for the position of director. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and stockholders. Suggestions for candidates, accompanied by biographical material, may be sent to the Secretary of First Northern at its corporate offices.

     The Board of Directors held thirteen meetings in 1998. During the period in the last fiscal year in which they served, all members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served.


                             DIRECTOR COMPENSATION

MEETING FEES

     In 1998, the directors received $1,200 for each regular or special meeting of First Northern or the Savings Bank attended. Directors who are not officers of First Northern or the Savings Bank were also paid $125 per hour for each committee meeting attended. Only one fee is paid to each director for meetings held by both the First Northern and Savings Bank Boards or committees on the same day.

DIRECTOR STOCK OPTIONS

     The First Northern 1994 Directors' Stock Option Plan (the "1994 Directors' Plan") was adopted by stockholders on April 27, 1994 to strengthen First Northern's ability to attract and retain directors and encourage directors to maintain a personal interest in First Northern's continued success and progress. The 1994 Directors' Plan had 140,000 shares of Common Stock reserved for issuance. All directors of First Northern participated in the 1994 Directors' Plan, except those eligible to participate in the stock option plans applicable to executive officers. The 1994 Directors' Plan had a term of five years and one month and expired, by its terms, on February 19, 1999.

     The 1994 Directors' Plan provided for the granting of non-qualified stock options. The 1994 Directors' Plan was administered by the Board of Directors. The Board had no discretion as to the amount and timing of options to be granted because the amount and timing of the options was fixed by the terms of the 1994 Directors' Plan. On the first business day of each February during the term of the 1994 Directors' Plan, each eligible director received an option to purchase 3,600 shares of Common Stock. The exercise price is equal to 100% of the fair market value of the shares on the date of grant. Options granted on February 1, 1995 and 1996, February 3, 1997, February 2, 1998 and February 1, 1999 were at exercise prices of $6.38, $7.88, $8.25, $12.75 and $11.875 per share, respectively.

     The 1994 Directors' Plan provided that options granted thereunder will become exercisable in one-third increments in each year, beginning one year after the date of grant. In the event of the death, disability or retirement of the grantee or a change in control of First Northern, all options then outstanding under the 1994 Directors' Plan will be immediately exercisable in full. All options expire ten years after the date of grant.

     At the Record Date, options for a total of 25,200 shares had been exercised and options for 72,000 shares were outstanding under the Plan. Since the 1994 Directors' Plan has expired, except as to options outstanding thereunder, no shares are available for future grants. Instead of adopting a new separate plan to replace the 1994 Directors' Plan, directors will be eligible to participate in the 1999 Stock Plan being submitted for stockholder approval at the Annual Meeting.

DEFERRED RETIREMENT PLAN FOR DIRECTORS

     In 1991, the Savings Bank adopted a Non-Qualified Deferred Retirement Plan for Directors (the "Directors' Deferred Retirement Plan"). In 1998, the Savings Bank modified the Directors' Deferred Retirement Plan's age plus full years of service requirement from a total of 75 to 70. Eligible directors under the Directors' Deferred Retirement Plan include persons serving as members of the Savings Bank Board and any director of an advisory board established by the Savings Bank if such person was a director of a predecessor institution and is designated by the Savings Bank as an eligible participant. Eligible directors who either terminate Board service for any reason after both attaining 62 years of age and completing at least nine full years of service on the Savings Bank Board or any such predecessor Board, or who terminate service before attaining age 62, but whose age plus full years of service equals or exceeds 70, will be entitled to a monthly retirement benefit of $1,000. The benefit will commence on the first day of the month following the later of (i) the date the eligible director attains age 62, (ii) the date such director terminates service on the Savings Bank Board, or (iii) the date the director terminates employment with the Savings Bank and its affiliates, and shall continue for 180 months or until the director's death, if earlier. If the eligible director dies after benefits have commenced, but prior to the receipt of 36 monthly payments, the benefit will continue to the director's beneficiary for the duration of the 36 month period.

     Under the Directors' Deferred Retirement Plan, any eligible director terminated for cause forfeits the right to receive any retirement benefit. Furthermore, directors who accept employment with another financial institution or holding company thereof will not be entitled to any retirement benefits otherwise payable under the Directors' Deferred Retirement Plan. The directors of the Savings Bank may amend or terminate the Directors' Deferred Retirement Plan at any time, provided that no amendment or termination may impair the rights of any individuals receiving benefits under the Directors' Deferred Retirement Plan on the date of such amendment or termination.



                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Philosophy and Objectives. First Northern's strategic compensation policies are determined by the Compensation Committee of the Board of Directors and are structured to attract, motivate and retain high caliber executives to ensure the future growth and profitability of First Northern. The Compensation Committee was comprised of three outside directors during 1998. No member of the Compensation Committee is a current or former officer or employee of First Northern or any of its subsidiaries. The Compensation Committee determines the components of total compensation for all personnel, establishes specific compensation levels for the executive officers and administers First Northern's bonus and executive stock plans.

     The Compensation Committee's executive compensation objectives and practices generally reflect First Northern's efforts to retain and motivate executive officers by providing a total compensation package which is competitive in the financial services industry and is based on corporate and individual performance. The Compensation Committee believes that compensation for First Northern's executive officers should exhibit a pay-for-performance orientation. Compensation for First Northern's executive officers currently consists of three components--base salary, bonus and stock options. The existing compensation structure has been designed to emphasize variable compensation through the use of incentive plans in order to encourage long-term growth in stockholder value and discourage unreasonable risk-taking to achieve short-term profits.

     It is part of First Northern's corporate mission to attract and retain a management and employee team with abilities recognized in the industry for a high degree of professionalism while providing a fair return to stockholders by maximizing profitability. Individual executive compensation is reviewed on an annual basis with emphasis placed on recognizing and rewarding executives based on performance, as measured by corporate and individual attainment of pre-set goals. Historically, the success of First Northern's compensation practices has been evidenced by lower-than-industry-average turnover, better-than-industry average net income and return on assets, and a net worth position far exceeding all regulatory requirements.

     Base Salary. First Northern's policy is to establish a base salary range for each executive officer position. Base salary range midpoints are established consistent with median base salaries paid to individuals who hold comparable positions at other financial and non-financial institutions as well as through an internal evaluation of the responsibilities of each position. Base salary may be adjusted from the median based on the degree of accomplishment of certain predetermined projects related to each executive's area of responsibility. The Compensation Committee utilizes comparative salary survey data from various local, state and national consulting firms, as well as from independent compensation consultants and other industry sources. In comparing other financial institutions, consideration is given to institution size, geographic location, organizational structure and financial performance. In addition, First Northern considers economic conditions and business climate in its primary market area so that it may successfully compete for a competent work force. Although a great deal of qualitative and quantitative performance criteria is reviewed, the Compensation Committee does exercise a certain amount of subjective evaluation in making executive compensation decisions.

     Annual Incentive Compensation. In addition to base salary, First Northern provides an incentive bonus program through the Savings Bank's Management Incentive Plan ("MIP"). The MIP is designed to reward the efforts of senior and middle-level management if certain levels of corporate and individual performance are attained. Compensation under the MIP is based on actual fiscal year operating results measured against predetermined financial performance goals established for First Northern and individual performance goals established for each participant. Generally, executive officer bonuses under the MIP are weighted 75% corporate performance and 25% individual performance. In recognition of his having primary responsibility for the financial success of First Northern, the Chief Executive Officer's bonus is based solely on corporate performance. Awards for corporate performance are made only if First Northern attains a specified profit threshold. The extent of any bonus award is based upon salary level and by the degree to which corporate and individual performance goals are attained. Participants in the MIP, the formula for payment of bonuses thereunder, and the corporate financial performance goals are designated annually by the Compensation Committee. For 1998, First Northern's targeted financial performance goal was based on its return on average assets ratio. Individual awards for each covered employee could range from 3.5% to 50% of base salary. Since First Northern's return on average assets ratio for 1998 exceeded the financial performance target, the actual range of bonuses paid for 1998 was 6.3% to 29.5% of covered employees' salaries.

     Long-Term Incentive Compensation. Based primarily on the executive's ability to influence First Northern's long-term growth and profitability, stock options are granted annually to executive officers as a long-term incentive benefit. In granting stock options, the Compensation Committee is guided by a formula that estimates the five year compounded increase in the market price of First Northern Common Stock. The dollar value the executive would receive under his or her assigned tier in the MIP (assuming attainment of 100% of the target) is divided by the five year compounded increase in the market price of First Northern Common Stock to arrive at an approximate number of shares to be granted. The actual number of shares granted is adjusted based on a number of internal and external factors relating to corporate performance. All options are granted at the closing market price on the day of grant and vest over a three year period. Since the value of an option bears a direct relationship to First Northern's performance as measured by stock price, the Compensation Committee believes that stock options are an effective incentive for executive officers to create value for stockholders. The Compensation Committee views stock options as an important component of its long-term performance based compensation strategy.

     Chief Executive Officer Compensation. The factors that are used to determine the Chief Executive Officer's annual base salary and incentive compensation are the same as those described above for all executive officers. In 1998, Mr. Meeuwsen had a base salary of $166,000, which the Compensation Committee determined to be appropriate based upon industry pay practices for chief executive officers. The bonus earned by Mr. Meeuwsen in 1998 under the MIP was 29.5% of his base salary, determined in the manner described above. Mr. Meeuwsen was also granted a stock option during the last fiscal year for 20,000 shares, in accordance with the formula described above.

Thomas J. Lopina, Sr.                 Robert B. Olson               J. Gus Swoboda
Chairperson
Compensation Committee

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the total compensation of the Chief Executive Officer and the other three most highly compensated executive officers for services in all capacities to First Northern and its subsidiaries for the last three fiscal years. All such compensation was paid by the Savings Bank.

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                   SECURITIES          ALL
                                                                                   UNDERLYING         OTHER
                                                  ANNUAL COMPENSATION (1)         OPTIONS/SARS     COMPENSATION
    NAME AND PRINCIPAL POSITION        YEAR       SALARY($)(2)  BONUS($)(3)           (#)(4)           ($)(5)
    ----------------------------       ----       -------------------------       -------------    -------------
Michael D. Meeuwsen                    1998         $ 181,600     $49,000             20,000          $17,804
President and CEO of First             1997         $ 172,400     $45,000             20,000          $15,944
Northern and Savings Bank              1996         $ 166,400     $40,000             15,000          $14,784

Steven L. Wilmet                       1998          $ 84,050     $19,500              9,000          $ 8,503
Senior Vice President - Operations     1997          $ 80,975     $22,000             10,000          $ 8,008
and Branch Development of Savings      1996          $ 77,700     $16,000              6,000          $ 7,120
Bank

Richard E. Aicher                      1998          $ 82,900     $19,500              9,000          $ 8,251
Senior Vice President - Lending of     1997          $ 79,600     $21,800             10,000          $ 7,768
Savings Bank                           1996          $ 76,000     $16,000              6,000          $ 6,880

Rick B. Colberg                        1998          $ 82,250     $19,000              9,000          $ 8,335
Senior Vice President, CFO and         1997          $ 79,175     $21,800             10,000          $ 7,864
Treasurer of Savings Bank; Vice        1996          $ 75,700     $16,000              6,000          $ 7,000
President, CFO and Treasurer of
First Northern

[FN]
(1) While each of the named individuals received perquisites or other personal benefits in the years shown, the value of these benefits is not indicated, in accordance with Securities and Exchange Commission ("SEC") regulations, since they did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Includes any First Northern and/or subsidiaries Board of Directors' fees paid to the individual while serving as an executive officer.

                                       8

[FN]

(3) Annual bonus amounts are earned and accrued during the years indicated and paid at the beginning of the next calendar year.

(4) Consists of stock option grants. No stock appreciation rights ("SARs") were awarded during any of the years indicated.

(5)  The dollar amounts reflect First Northern's contributions to the Savings
     Plan.


EMPLOYMENT AND RETIREMENT ARRANGEMENTS

     Employment Agreements. The Savings Bank has employment agreements with the executive officers named in the Summary Compensation Table. Messrs. Meeuwsen's, Aicher's and Colberg's agreements were entered into in 1990; Mr. Wilmet's agreement was entered into in 1994. The initial terms of the employment agreements are five years for Mr. Meeuwsen and three years for the other executives. Messrs. Meeuwsen's, Aicher's and Colberg's employment agreements are automatically extended for an additional year on the annual anniversary date unless contrary written notice is given by either the Savings Bank or the executive. Mr. Wilmet's employment agreement can be extended for an additional year on each annual anniversary date upon agreement of the executive and affirmative action taken by the Savings Bank's Board of Directors. Each agreement has been renewed on every anniversary date.

     Under the employment agreements, each executive officer is entitled to a base salary which is reviewed annually based upon individual performance and the financial results of the Savings Bank. The employment agreements also provide that the executive officers shall be eligible for incentive compensation pursuant to the MIP and be entitled to reimbursement of business expenses and other benefits and perquisites, in accordance with the Savings Bank's policies.

     The employment agreements can be terminated at the election of the executive officer or the Savings Bank at the expiration of the term, at any time for cause, upon the occurrence of certain events specified by federal statute or regulation, or as a result of the executive officer's retirement, disability or death. Each employment agreement can also be voluntarily terminated without cause by the executive officer or the Savings Bank during the term of the agreement. Each executive officer may also terminate his employment agreement under certain circumstances following a change in control.

     Upon termination of the executives' employment at their election at the expiration of the terms of the employment agreements, such executive officers are entitled to receive unpaid base salary and incentive compensation for the period of employment and compensation for accrued but unused vacation time. Upon termination of employment at the election of the Savings Bank at the expiration of the terms of their respective agreements, the executives are entitled to receive the same compensation as if they had voluntarily terminated at the end of the term as well as an amount equal to 100% of their annual base salary at the date of termination and certain benefits for a period of twelve months thereafter.

     Upon each executive officer's death or retirement, he or his personal representative, as the case may be, shall receive his earned but unpaid base salary and incentive compensation prorated to the end of the calendar month in which such termination occurs and compensation for accrued but unused vacation time. Each executive's employment agreement defines retirement to mean retirement in accordance with and pursuant to any retirement plan of the Savings Bank generally applicable to its executive officers or in accordance with any arrangements established with the executive's consent.

     If the executive officer terminates employment voluntarily during a term or he is terminated by the Savings Bank for cause, as defined in the employment agreements, the executive officer shall not be entitled to any compensation or benefits for any period after the date of termination. If during the term of any employment agreement, the Savings Bank terminates the executive officer without cause or the employment agreement is terminated by the executive officer for cause, the executive would be entitled to receive 100% of base salary at the time of termination until a date twelve months after the expiration of the then current term of employment, provided that such compensation may not exceed an amount equal to 60 months for Mr. Meeuwsen and 36 months for the other executives of base salary, respectively, along with unpaid base salary and incentive compensation and accrued but unused vacation time. Each executive officer would also continue to receive certain insurance and other benefits until twelve months after the end of the term of employment. The Savings Bank must also pay to each executive officer an additional lump sum cash payment if it terminates the executive officer without cause in an amount equal to the product of the Savings Bank's annual aggregate contributions for the benefit of the executive officer to all qualified retirement plans in the year preceding termination and the number of years in the initial term of their respective employment agreements.

     Under each employment agreement, the executive officer may also terminate employment following a change in control of the Savings Bank or First Northern under certain circumstances, including a reduction in compensation and benefits or responsibilities and duties. A change in control is defined to include, among other things, a change in the majority of directors of the Savings Bank or First Northern or an acquisition of a certain percentage of stock of the Savings Bank or First Northern or a successor in interest to the Savings Bank or First Northern. Upon any such termination as a result of a change in control, each executive officer has a right under their respective employment agreements to receive payments and benefits as if a termination by the Savings Bank without cause had occurred.

     The employment agreements provide that under no circumstances may the aggregate amount of all severance payments and termination benefits, computed on a present value basis, exceed an amount which would cause the payments to be characterized as parachute payments within the meaning of Section 280G(b)(2) of the Internal Revenue Code. That section generally defines parachute payments to include any severance payments and termination benefits which, on a present value basis, equal or exceed three times the executive officer's average annual total compensation over a five year period immediately preceding the change in control transaction.

     Supplemental Retirement Agreements. In 1994, the Savings Bank entered into supplemental retirement agreements with Mr. Meeuwsen and certain of its other executive officers, including all of the executive officers named in the Summary Compensation Table, except Mr. Wilmet. In 1998, the supplemental retirement agreements were modified to reduce the vesting period. Previously, the sum of the executive officer's age and years of service was required to total 80, but now the sum of the executive officer's age and years of service must equal 70. Under these agreements, a supplemental retirement benefit will vest if the executive continues to be employed by the Savings Bank until the earlier of (i) such time as the sum of the executive officer's age and years of service total 70; (ii) a change in control of the Savings Bank or First Northern (as defined in the employment agreements); (iii) the executive officer's death; or (iv) the executive officer's total and permanent disability. No benefit is payable under the supplemental retirement agreements if such executive officers were to terminate their employment with the Savings Bank prior to the occurrence of any of the foregoing. When Messrs. Meeuwsen's, Aicher's and Colberg's supplemental retirement benefits vest, they or their beneficiary will receive a total of 180 monthly payments of $7,472, $3,965 and $2,646 per month, respectively, commencing on the first day of the month following the earlier of their respective attainment of age 65 or their death. If the supplemental retirement benefits commence prior to the executive's attainment of age 65 because of his death, or if the executive officer requests acceleration of his benefit payments (and the Compensation Committee consents to such acceleration), the amount of the monthly payment will be reduced to reflect a 6% discount rate compounded monthly. These supplemental retirement agreements are subject to the same parachute payment limitations that govern the employment agreements.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth information regarding stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.




                            INDIVIDUAL GRANTS (1)(2)
                           ----------------------------                                 POTENTIAL REALIZABLE
                                             PERCENT OF                                   VALUE AT ASSUMED
                           NUMBER OF            TOTAL                                  ANNUAL RATES OF STOCK
                           SECURITIES       OPTIONS/SARS     EXERCISE                    PRICE APPRECIATION
                           UNDERLYING        GRANTED TO       OR BASE                     FOR OPTION TERM(3)
                          OPTIONS/SARS      EMPLOYEES IN      PRICE      EXPIRATION    ----------------------
           NAME            GRANTED(#)        FISCAL YEAR      ($/SH)        DATE         5%($)       10%($)
           -----          ------------      -------------    --------    ----------      -----       ------
Michael D. Meeuwsen          20,000             27.0%         $13.25      1/15/2008    $166,685     $422,410
Steven L. Wilmet              9,000             12.2%         $13.25      1/15/2008     $75,008     $190,085
Richard E. Aicher             9,000             12.2%         $13.25      1/15/2008     $75,008     $190,085
Rick B. Colberg               9,000             12.2%         $13.25      1/15/2008     $75,008     $190,085

(1)  No SARs were granted during 1998.

(2) The stock option/SAR plans are administered by the Compensation Committee of the Board of Directors which designates the persons to be granted options/SARs, the type of option and the date of grant. The Compensation Committee also determines the number of shares subject to such options, the option price and the time or times at which each option will first become exercisable in whole or in part. The table reflects grants of stock options on January 15, 1998 pursuant to the 1994 Executive Stock Plan. The options are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), to the extent permitted by the Code; any options not meeting such requirements will be treated as non-qualified stock options. The per share option exercise prices are 100% of the fair market value of First Northern Common Stock on the date of grant and the term of each option is ten years. Options granted become exercisable in one-third increments in each year, beginning one year after the date of grant. Subject to the limitations of the 1994 Executive Stock Plan, the Compensation Committee, in its discretion, may modify, extend or renew any option/SAR granted. Upon the death, disability or retirement of the grantee or a change in control of First Northern, these options will become immediately exercisable.

(3) The dollar amounts in these columns are the result of calculations at the 5% and 10% stock appreciation rates set by the SEC and, therefore, do not forecast possible future appreciation, if any, of First Northern's Common Stock price.

OPTION EXERCISES AND YEAR-END VALUES

         The table below sets forth information concerning stock option exercises during the last year and the number and value of options outstanding at the end of the last fiscal year for the executive officers named in the Summary Compensation Table.


                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION/SAR VALUES(1)
----------------------------------------------------------------------------------------------------------------
                                                                       NUMBER OF
                                                                       SECURITIES
                                                                        UNDERLYING        VALUE OF UNEXERCISED
                                                                       UNEXERCISED            IN-THE-MONEY
                                                                     OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                     FISCAL YEAR-END(#)   FISCAL YEAR-END ($)(2)
                                       SHARES                       --------------------  -----------------------
                                     ACQUIRED ON        VALUE          EXERCISABLE/            EXERCISABLE/
        NAME                         EXERCISE (#)     REALIZED ($)     UNEXERCISABLE           UNEXERCISABLE
        ----                         ------------     ------------   -------------------   ----------------------
Michael D. Meeuwsen                    5,000            $ 48,250       109,427/38,333        $677,830/$29,491
Steven L. Wilmet                       4,600            $ 52,808        23,483/17,667        $152,684/$14,499
Richard E. Aicher                      4,512            $ 42,593        40,645/17,667        $236,803/$14,499
Rick B. Colberg                        6,244            $ 60,479        49,151/17,667        $305,447/$14,499

[FN]

(1)  No SARs are outstanding.

(2) Based on the $11.625 market price of First Northern Common Stock on The Nasdaq Stock Market, Inc.'s ("NASDAQ") National Market at the end of the fiscal year.



                                PERFORMANCE GRAPH

          Set forth below is a line graph comparing the cumulative total stockholder return on First Northern Common Stock, based on the market price of the Common Stock and assuming reinvestment of cash dividends, with the cumulative total return of U.S. companies on the NASDAQ Stock Market Index and the NASDAQ Bank Stocks Index. The graph assumes $100 was invested on December 31, 1993 in First Northern Common Stock, the NASDAQ Stock Market (U.S.) Index and the NASDAQ Bank Stocks Index.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN



                         [INSERT PERFORMANCE GRAPH HERE]

STOCK/INDEX                     12/31/93     12/31/94    12/31/95      12/31/96      12/31/97      12/31/98
-----------                     --------     --------    --------      --------      --------      --------
First Northern Common Stock      $100.00       78.70       115.00         117.40       208.40        177.80
NASDAQ Stock Market              $100.00       97.80       138.30         170.00       208.60        293.20
NASDAQ Bank Stocks               $100.00       99.60       148.40         195.90       328.00        324.90


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Thomas J. Lopina, Sr., Robert B. Olson and J. Gus Swoboda, members of the Compensation Committee, have outstanding loans from the Savings Bank in an aggregate amount exceeding $60,000. As of January 1, 1997, Mr. Lopina's outstanding loans were converted to the Savings Bank's pre-FIRREA policy. (See "Certain Transactions with First Northern.") Mr. Lopina had a mortgage loan originated June 23, 1993 in the amount of $110,000, with a balance of $98,137 at December 31, 1998, a current interest rate of 4.75% (5.00% during 1998) and a note rate of 6.25%. Mr. Olson"s loans included: a mortgage loan originated February 28, 1990 in the amount of $100,000, with a balance of $0 at December 31, 1998, which had an actual interest rate of 7.25% and a note rate of 9.75%; a mortgage loan originated July 31, 1997, in the amount of $160,000, with a balance of $155,316 at December 31, 1998 with a current interest rate of 4.75% (5.00% during 1998) and note rate of 7.375%; and a mortgage loan originated September 29, 1998, in the amount of $100,000 with a balance of $100,000 at December 31, 1998 with a current interest rate and note rate of 6.875%. Mr. Swoboda"s loans included: a mortgage loan originated April 13, 1998 in the amount of $170,000, with a balance of $157,275 at December 31, 1998, with a current interest rate of 4.75% (5.00% during 1998) and a note rate of 6.875%; a mortgage loan originated May 13, 1993 in the amount of $72,800, with a balance of $0 at December 31, 1998, which had an actual rate of 5.0% and a note rate of 6.25%; and a second mortgage originated April 7, 1998 in the amount of $115,000, with a balance of $0 at December 31, 1998, which had an actual and note interest rate of 9.0%. Such loans were made in the ordinary course of business and do not involve more than the normal risk of collectability or present other unfavorable features. For a description of First Northern's policies with respect to loans to officers, directors and employees, see "Certain Transactions with First Northern."


                    CERTAIN TRANSACTIONS WITH FIRST NORTHERN

     Through the Savings Bank, First Northern makes home mortgage and consumer loans to its and its subsidiaries' officers, directors and employees in the ordinary course of its business. Prior to the August 9, 1989 passage of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), adjustable interest rate mortgage loans were originated at current market rates but modified to a rate rounded up to the nearest 0.25% above the Savings Bank's cost of money and the borrowers were not charged loan origination fees (other than reimbursement of out-of-pocket costs). Under such loans, if the employment of the borrower terminates, and the then-current employee interest rate is below the note rate, the interest rate reverts to the rate provided for in the mortgage note. Upon the passage of FIRREA, any executive officer or director obtaining a loan from the Savings Bank was required to pay the current market rate and associated originating fees. Other officers and employees were not subject to FIRREA's restrictions. Effective November 8, 1996, regulations affecting loans to directors and executive officers were changed to allow such loans on the same terms and conditions offered to other employees as part of a benefits and compensation package. Accordingly, on January 1, 1997, the Savings Bank reinstated its pre-FIRREA policy for all employees and directors. Under its present policy, all directors, officers and employees receive the above-described modified loan rates and are not charged loan origination fees (other than reimbursement of out-of-pocket costs). Management believes that the loans made to directors, officers and employees do not involve more than the normal risk of collectability or present other unfavorable features.

     The following table sets forth certain data relating to existing loans to directors and executive officers of First Northern where the aggregate amount of such loans exceeded $60,000 at any time since January 1, 1998 and the interest rate was below that offered to all other customers for comparable transactions. (See "Compensation Committee Interlocks and Insider Participation" with respect to loans to Messrs. Lopina, Olson and Swoboda).


                                                                                             INTEREST
                                                                                               RATE
                                                                                               DURING
                                                               ORIGINAL        BALANCE          LAST
    NAME AND                                    DATE OF        AMOUNT OF       AS OF           FISCAL       NOTE
    POSITION                      TYPE           LOAN          LOAN (1)        12/31/98         YEAR        RATE
    ---------                   ---------      ---------      -----------     ----------     ----------   --------
Richard E. Aicher               Mortgage        03/31/88       $115,000        $ 81,775       5.00%(2)       8.75%
Senior Vice President-          Second
 Lending, Savings Bank          Mortgage        01/06/98         45,000          41,172       5.75(3)        6.00

Marla J. Carr                   Mortgage        03/20/89        131,800          76,180       5.00(2)        9.75
Senior Vice President-
Human Resources and
Secretary of Savings Bank;
Vice President and Secretary
of First Northern

Rick B. Colberg                 Mortgage        08/15/80         72,000             -0-       5.00(2)       11.25
Senior Vice President, CFO      Second
and Treasurer of Savings        Mortgage        11/06/96         87,400             -0-       9.21           8.50
Bank; Vice President, CFO       Mortgage        07/20/98        110,000         106,743       6.25          6.875
and Treasurer of First
Northern

Michael D. Meeuwsen             Mortgage        02/24/97        156,000         132,187       5.00(2)        7.25
President and CEO of            Second
First Northern and              Mortgage        07/11/91        100,000          32,169       7.75(3)          (4)
Savings Bank

John E. Steinbrecker            Mortgage        03/27/86         90,400          59,487       5.00(2)       10.00
Senior Vice President-
Retail Deposits and
Brokerage Services,
Savings Bank

Steven L. Wilmet                Mortgage        06/17/97        130,000         127,162       5.00(2)        7.25
Senior Vice President-          Second
Operations and Branch           Mortgage        06/17/97         18,000          17,114       7.75(3)         (4)
Development of Savings Bank

Howard M. Frankenthal           Mortgage        03/18/88        300,000         200,751       5.00(2)        7.75
Director

Richard C. Smits                Mortgage        09/16/77         40,000          19,858       4.78           8.25
Director                        Second
                                Mortgage        10/19/98        100,000         100,000       6.95(5)         (4)

----------------
[FN]

(1) The largest unpaid balance during 1998 was less than the original amount of the respective loan.

(2) On January 1, 1999, in accordance with First Northern's mortgage loan policy for directors, officers and employees, the interest rate on mortgage loans for officers and directors is 4.75%.

(3) First Northern has a consumer loan policy for directors, officers and employees in which interest rates (varies with the type of loan) are indexed to First Northern's cost of funds or prime interest rate.

(4)  The note interest rate is prime rate plus 2.00%.

(5) Interest rate is subject to First Northern's consumer loan policy; however, an introductory offering interest rate of 6.95% is extended to all customers for six months after the date of the loan.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, First Northern's directors, its executive officers and any person holding more than 10% of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established and First Northern is required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year. All of these filing requirements were satisfied during the year ended December 31, 1998, except that Thomas J. Lopina, Sr., a director of First Northern, did not file on a timely basis one report relating to one transaction. In making these disclosures, First Northern has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission. There are no known 10% beneficial owners.


                                   PROPOSAL 2
                         FIRST NORTHERN 1999 STOCK PLAN


     The information contained in this Proxy Statement with respect to the First Northern Capital Corp. 1999 Stock Plan is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Appendix A.

GENERAL

     At the Annual Meeting, stockholders of First Northern are being asked to approve the First Northern Capital Corp. 1999 Stock Plan (the "1999 Stock Plan"). The 1999 Stock Plan was adopted by the First Northern Board on January 21, 1999, subject to the approval of the First Northern stockholders at the Annual Meeting. The 1999 Stock Plan is intended to replace the First Northern 1994 Executive Stock Plan (the "1994 Executive Plan") and the 1994 Directors' Plan (together, the "1994 Plans"), which expired by their terms on February 19, 1999. No further grants of options may be made under the 1994 Plans. 434,600 shares of First Northern Common Stock are subject to outstanding options granted under the 1994 Plans. No options have yet been granted under the 1999 Stock Plan, and it is anticipated that no such options will be granted prior to stockholder approval.

     The purpose of the 1999 Stock Plan is to promote the growth and development of First Northern by providing increased incentives for key salaried employees and directors of First Northern. The First Northern Board believes that adoption of the 1999 Stock Plan is desirable since it will serve to promote the interests of First Northern and its stockholders by strengthening First Northern's ability to attract and retain key salaried employees and directors and by encouraging them to maintain their personal interest in First Northern's continued success and progress.

     THE FIRST NORTHERN BOARD HAS ADOPTED THE 1999 STOCK PLAN AS ADVISABLE AND IN THE BEST INTERESTS OF FIRST NORTHERN AND THE FIRST NORTHERN STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF FIRST NORTHERN VOTE FOR APPROVAL OF THE 1999 STOCK PLAN.

1999 STOCK PLAN

     The 1999 Stock Plan provides for the grant of: (i) incentive stock options ("ISOs"), intended to qualify as such within the meaning of Section 422 of the Code; (ii) non-qualified stock options ("NSOs"); (iii) Stock Appreciation Rights ("SARs"); and (iv) restricted stock (collectively, the "Awards"). Under the 1999 Stock Plan, the maximum number of shares of First Northern Common Stock that may be issued is 900,000 (subject to adjustment for certain events as described below). The total number of shares that may be issued under the 1999 Stock Plan represents approximately 10% of the number of shares of Common Stock outstanding, the same percentage that was used to determine the total number of shares issuable under the 1994 Plans. The 1999 Stock Plan has a term of ten years.

     The 1999 Stock Plan will be administered by a committee designated by the First Northern Board (the "Committee"), which initially is the Compensation Committee. The Committee, in its discretion, will designate the persons to whom Awards shall be granted, grant the Awards in such form and amount as it shall determine, and impose such limitations, restrictions and conditions upon any such Award as it shall deem appropriate. Subject to the limitations of the 1999 Stock Plan, the Committee, in its discretion, may modify, extend or renew any Award granted. Key salaried employees and directors of First Northern or any subsidiary shall be eligible to receive Awards, provided that no eligible person shall be eligible to receive an Award or Awards covering more than 100,000 shares in any calendar year. First Northern estimates that the number of key salaried employees and directors currently eligible to participate in the 1999

Stock Plan is approximately fourteen. First Northern cannot determine at this time the number of options to be granted in the future to persons named in the Summary Compensation Table contained in this Proxy Statement, to all current executive officers as a group, to all employees as a group or to all directors.

     The exercise price of ISOs granted under the 1999 Stock Plan will not be less than 100% of the fair market value (as defined in the 1999 Stock Plan) of the shares on the date of grant of the option. For NSOs, the exercise price shall not be less than 90% of the fair market value of the shares on the grant date. Unless otherwise determined by the Committee, 33 1/3% of the shares covered by options granted under the 1999 Stock Plan will become exercisable after one year and an additional 33 1/3% in each of the next two years. Unless otherwise determined by the Committee, all rights to exercise ISOs and NSOs under the 1999 Stock Plan will expire ten years from the date of grant.

     No person may receive an ISO if, at the time of grant, such person owns, directly or indirectly, more than 10% of the total combined voting power of First Northern, unless the exercise price is at least 110% of the fair market value of the shares and the exercise period of such ISO is limited to five years. The maximum fair market value (determined at time of grant) of shares covered by ISOs that first become exercisable by any employee in any one calendar year is limited to $100,000. Non-employee directors are not eligible to receive ISOs, since ISOs are limited, by the terms of the Code, to employees. On March 5, 1999, the fair market value of First Northern Common Stock (as defined in the 1999 Stock Plan) was $11.6875 the closing price on the NASDAQ National Market).

     In conjunction with the grant of NSOs, the Committee may grant up to 0.5 SARs to key salaried employees or directors for each share subject to an NSO and pay cash to such persons in an amount equivalent to the difference between the fair market value of the stock subject to the options and the option price. The terms of the SAR will be identical to the related NSO. To the extent that an NSO is exercised without a simultaneous exercise of the related SAR, such SAR shall terminate.

     Shares of restricted stock may be issued either alone or in addition to other Awards granted under the 1999 Stock Plan. The Committee shall determine the eligible persons to whom and the times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Grants of restricted stock may be conditioned upon the attainment of specified performance goals or other criteria determined by the Committee, and the provisions of restricted stock Awards need not be the same with respect to each recipient.

     Each individual receiving a restricted stock Award will be issued a share certificate registered in the recipient's name and bearing an appropriate legend referring to the restrictions applicable to the shares represented thereby. Until the applicable restrictions lapse, a grantee will not be permitted to transfer or encumber the shares of restricted stock, but will have all of the rights of a stockholder, including the right to vote the shares and the right to receive dividends with respect thereto. All shares still subject to restriction shall be forfeited upon termination of a grantee's service unless the Committee determines to waive such restrictions in the event of hardship or other special circumstances of a grantee whose employment is involuntarily terminated (other than for cause).

     In the event of any recapitalization, stock split or reverse split, stock dividend, merger in which First Northern is the surviving entity, combination or exchange of shares, or other capital change affecting First Northern Common Stock, equitable and appropriate changes in the aggregate number and kind of shares available for grant under the 1999 Stock Plan and in the number, price and kind of shares covered by outstanding grants shall be made.

     Accelerated vesting and exercise provisions apply in the event of an optionee's death, disability or retirement. Accelerated exercise provisions apply if the service of an optionee is terminated for any other reason, other than for cause. If an optionee is terminated for cause, all options held by such optionee shall be deemed terminated and not exercisable. In the event of a corporate sale or change (as defined in the 1999 Stock Plan), all options then outstanding shall be immediately exercisable in full and the Committee shall take action regarding outstanding options as provided in the 1999 Stock Plan to preserve the benefits of the options or to require the options to be exercised within a specific number of days or be terminated.

     Payment for shares acquired through the exercise of options issued under the 1999 Stock Plan may be made either in cash or in shares of First Northern Common Stock beneficially owned by the optionee for at least six months prior to the time of exercise, valued at their fair market value determined as of the date of exercise, or in a combination thereof.

     Each grant under the 1999 Stock Plan will be evidenced by an agreement containing such terms and conditions as the Committee shall establish from time to time.

     The Board of Directors may amend or discontinue the 1999 Stock Plan at any time, but may not, without the consent of the holder to whom an Award has been granted, make any alteration which would adversely affect any outstanding Award, or make any amendment without stockholder approval if such approval would be required in order to comply with applicable laws, regulations or the requirements of the NASDAQ National Market.

TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of Awards made under the 1999 Stock Plan based upon the applicable provisions of the Code in effect on the date hereof.

     Non-Qualified Stock Options. An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, an optionee will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. The amount of such difference will be a deductible expense to First Northern for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

     Incentive Stock Options. A optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the stock at the date of exercise is, however, a tax preference item. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

     Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO. However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. First Northern will be allowed a corresponding business expense deduction to the extent of the amount of the optionee's ordinary income.

     Stock Appreciation Rights. Upon exercise of an SAR, an optionee will recognize ordinary income in an amount equal to the cash received. First Northern will be entitled to a deduction for tax purposes in the same amount and at the same time as the optionee recognizes ordinary income.

     Restricted Stock. A grantee receiving a restricted stock Award will generally recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture. While the restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received and First Northern will be allowed a deduction for that amount. A grantee may elect, under Section 83(b) of the Code, within 30 days of the stock grant, to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date. First Northern will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable.

ACCOUNTING TREATMENT

         Under existing accounting rules, First Northern incurs no compensation expense upon the grant of a stock option with an exercise price at least equal to the fair market value of First Northern Common Stock on the date of grant. However, in the footnotes to First Northern's annual financial statements, First Northern sets forth pro forma net income and earnings per share amounts which are calculated as if First Northern had elected to recognize compensation expense equal to the fair value of the option on the grant date based on the Black-Scholes option pricing model. The Financial Accounting Standards Board has proposed changes regarding accounting for stock-based compensation which would affect outside director grants of stock options, among other things. If adopted, these changes may relate back and be effective for all transactions effected after December 15, 1998. Outstanding SARs will result in an expense for financial statement reporting purposes to the extent that the market price of First Northern Common Stock increases during a quarter over the exercise price of the related option, with a corresponding credit in the case of a subsequent decrease in market price, the credit not to exceed expenses previously recognized.

                                    AUDITORS

     The Board of Directors, acting on the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors to audit the books and accounts of First Northern for 1999. Ernst & Young LLP has audited the accounts of First Northern since 1978. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by the Secretary of First Northern, Ms. Marla J. Carr, no later than November 19, 1999 in order to be considered for inclusion in next year's annual meeting proxy materials pursuant to SEC Rule 14a-8. Stockholders wishing to propose any floor nominations for director or floor proposals at the 2000 annual meeting without inclusion of such proposals in First Northern's proxy materials must provide notice thereof containing certain specified information as required by the Bylaws to First Northern's Secretary so as to be received at least 70 days and not more than 100 days prior to the scheduled date of such annual meeting in order for such notice to be considered timely under the Bylaws and the SEC's proxy rules.

                                         By Order of the Board of Directors



                                         /s/ Marla J. Carr
                                         Marla J. Carr
                                         Vice President and Secretary

Green Bay, Wisconsin
March 18, 1999

     A COPY (WITHOUT EXHIBITS) OF FIRST NORTHERN'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998 IS ATTACHED TO THIS PROXY STATEMENT. FIRST NORTHERN WILL PROVIDE AN ADDITIONAL COPY OF THE 10-K WITHOUT CHARGE TO ANY RECORD OR BENEFICIAL OWNER OF FIRST NORTHERN COMMON STOCK ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO:
MARLA J. CARR, VICE PRESIDENT AND SECRETARY, FIRST NORTHERN CAPITAL CORP., 201 NORTH MONROE AVENUE, P.O. BOX 23100, GREEN BAY, WISCONSIN 54305-3100.

                                   APPENDIX A


                          FIRST NORTHERN CAPITAL CORP.

                                 1999 STOCK PLAN


                                   I. PURPOSE

         1.01 Establishment of Plan. The purpose of this Plan is to promote the growth and development of First Northern Capital Corp. ("First Northern") by providing increased incentives for key salaried employees and directors of First Northern and of any present or future Subsidiaries. A "Subsidiary" as used herein shall mean any corporation in which First Northern or another corporation qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock. This Plan provides for the granting of (i) incentive stock options ("ISOs") intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), (ii) non-qualified stock options ("NSOs"), (iii) stock appreciation rights ("SARs") and (iv) restricted stock. The four types of benefits that may be granted under the Plan are collectively referred to as "Awards."


                          II. SHARES SUBJECT TO OPTION

         2.01 Available Shares. The shares available for Awards of whatever type under this Plan shall be 900,000 shares of First Northern's common stock, $1.00 par value, and may be authorized but unissued stock or stock issued and reacquired by First Northern. Shares subject to and not issued under an Award which expires, terminates or is cancelled for any reason during the term of the Plan shall again become available for the granting of Awards under the Plan.

         2.02 Changes in the Number of Available Shares. In the event of any recapitalization, stock split or reverse split, combination or exchange of shares, stock dividend, merger in which First Northern is the surviving corporation, combination or exchange of shares, or other capital change affecting the common stock of First Northern, the Committee (defined in paragraph 3.01 hereof) shall make, subject to the approval of the Board of Directors of First Northern, equitable and appropriate changes in the aggregate number and kind of shares available for which Awards may be granted under the Plan and in the number, price and kind of shares covered by Awards granted or to be granted under the Plan, provided that no changes shall be made in any ISO which would cause such option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.


                               III. ADMINISTRATION

         3.01 Administration by the Committee. The Plan shall be administered by a committee designated by the Board of Directors of First Northern (the "Committee"), and shall initially be the Compensation Committee of the Board. The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule ("Rule 16b-3") and Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a vote at a meeting, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan. Subject to paragraph 10.04 hereof, the Committee, in its discretion, may modify, extend or renew any Award theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall have the power, subject to and within the limits of the express provisions of the Plan:

     (a) to determine from time to time which of the eligible persons shall be granted Awards under the Plan, the type of Awards, and time or times when, and the number of shares for which, an Award or Awards shall be granted to such persons;

     (b) to prescribe the other terms and provisions (which need not be identical) of each Award granted under the Plan to eligible persons;

     (c) to construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for Plan administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in exercising this power shall be final and binding upon First Northern and the individuals; and

     (d) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of First Northern with respect to the Plan.


                           IV. ELIGIBILITY FOR AWARDS

         4.01 Eligibility. Key salaried employees and directors of First Northern or any Subsidiary shall be eligible to receive Awards.

         4.02 Grant of Awards. From among all eligible persons, the Committee shall determine from time to time those persons to whom Awards shall be granted, provided that no eligible person shall be eligible to receive an Award or Awards covering more than 100,000 shares in any calendar year. No person shall have any right whatsoever to receive an Award unless so determined by the Committee.


                         V. OPTION TERMS AND CONDITIONS

         5.01 Option Contracts. Options granted hereunder shall be evidenced by option contracts containing such terms and conditions as the Committee shall establish from time to time consistent with the Plan. Option contracts need not be identical but each option contract shall, as appropriate, contain language including the substance of the following provisions:

     (a) Number of Shares and Price. Each option contract shall state the number of shares to which it pertains and the option price therefor. Such price for each ISO shall be not less than 100% of the fair market value of the shares on the date such option is granted. Such price for each NSO shall be not less than 90% of the fair market value of the shares on the date such NSO is granted. For all purposes of the Plan, fair market value shall mean the closing price for the shares on the valuation date, as reported in The Nasdaq Stock Market, Inc.'s ("NASDAQ") National Market. In the absence of reported sales on the NASDAQ National Market on any trading date, fair market value shall be the average of the reported closing bid and asked price for the stock on the NASDAQ National Market on such date. Notwithstanding any other provision in this Plan, for any eligible employee who, at the time an ISO is granted, owns (directly and under the attributable rules of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of First Northern (or any parent or Subsidiary) the option price under such ISO shall be not less than 110% of the fair market value of the shares subject to such ISO and such option, by its terms, shall not be exercisable after the expiration of five years from the date such option is granted.

     (b) Vesting of Options. Options may be exercised only in accordance with the terms of each option contract. Unless the Committee determines otherwise at the time of grant, no option shall be exercisable until the optionee has completed at least the number of years of continuous service from the date of grant of each option as follows, and then the same shall be exercisable for any amount of shares covered by such option up to the maximum percentage of shares covered thereunder as follows:

         Number of Completed Years of                        Maximum Percentage of
         Continuous Service After                          Shares Becoming Exercisable
         the Date of Grant of Option                          Under the Option
         ----------------------------                      -----------------------------
         Less than 1 year                                            Zero
         At least 1 but less than 2                                 33 1/3%
         At least 2 but less than 3                                 66 2/3%
         At least 3 years                                           100%

          To the extent provided in Article VI or Article VII, all options then outstanding shall become immediately exercisable. No fractional shares shall be issuable on exercise of any option and if the application of the maximum percentage set forth above would result in a fractional share, the number of shares exercisable shall be rounded up to the next full share. Finally, the maximum fair market value of First Northern stock (determined at the time of grant) covered by ISOs that first become exercisable by any optionee in any calendar year is limited to $100,000.

     (c) Term of Options and Restriction on Exercise. Unless otherwise determined by the Committee, all rights to exercise an ISO or NSO shall expire ten years from the date of option grant. An NSO granted in conjunction with an SAR under paragraph 8.01 shall only be exercisable during such periods of time as may be allowed under Rule 16b-3. Although First Northern intends to exert its best efforts so that the shares purchasable upon the exercise of an option will be registered under, or exempt from the registration requirements of the federal Securities Act of 1933 and any applicable state securities law at the time the option becomes exercisable, if the exercise of an option would otherwise result in the violation by First Northern of any provision of such Act or of any state securities law, First Northern may require that such exercise be deferred until First Northern has taken appropriate action to avoid any such violation.

     (d)  Nontransferability. Except as provided in Section VI hereof:

          (i)all options granted pursuant to the Plan shall not be transferable except by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or by his/her guardian or legal representative; and

          (ii)no options or any privileges pertaining thereto or under the Plan shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

     (e) Method of Exercise and Payment of Purchase Price. Subject to (c) above, an option may be exercised, as to all or part of the shares covered by the option, by the optionee delivering to the Committee at its principal business office on any business day, a written notice specifying the number of shares the optionee desires to purchase. The option price shall be paid in full in cash or, in the discretion of the Committee, in shares of stock of First Northern which have been beneficially owned by the optionee for at least six months prior to the time of exercise, valued at their fair market value determined as of the date of exercise, or in a combination thereof.

         5.02 Rights as Shareholder. An optionee shall not be deemed the holder of any shares covered by an option until such shares are fully paid and issued to him/her after exercise of such option.

                           VI. TERMINATION OF SERVICE

         6.01 Death. In the event of the death of an optionee while in the service of First Northern or its Subsidiaries, the options then held by such optionee, whether or not otherwise exercisable at the time of such death, may be exercised, by the estate of the optionee or by a person who acquired the right to exercise such options by bequest or inheritance from such optionee, within one year after the date of such death, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

         6.02 Disability. If the service of an optionee is terminated by reason of disability (in case of an ISO, as defined in Section 105(d)(4) of the Code and in case of an NSO, as determined by the Committee), the options then held by such optionee may be exercised, whether or not otherwise exercisable at the time of such termination, within one year after such termination, but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate.

         6.03 Other Termination. If the service of an optionee is terminated for any reason other than such death or disability, but is not terminated for cause, options then held by such optionee to the extent that the same are exercisable on the date of such termination may be exercised at any time within one year thereafter (provided that any ISO exercised more than three months after the optionee's termination of employment will not be eligible for tax treatment as an ISO and instead will be treated as an NSO), but not later than the date on which the options would otherwise expire. Notwithstanding the foregoing, if the service of an optionee is terminated by retirement in accordance with First Northern's normal retirement policies, as determined by the Committee, the options then held by such optionee may be exercised, whether or not exercisable at the time of such termination, within one year after the date of such termination (provided that any ISO exercised more than three months after the optionee's termination of employment will not be eligible for tax treatment as an ISO and instead will be treated as an NSO), but not later than the date on which the options would otherwise expire. Any options or portions thereof not so exercised shall terminate. However, notwithstanding any other provision of the Plan, if the service of an optionee is terminated for cause, as determined by the Committee, all options then held by such optionee shall be deemed terminated and not exercisable by such optionee.

         6.04 Transfers and Leaves. A change in employment from First Northern to a Subsidiary, or vice versa, shall not constitute termination of employment for purposes of the Plan. The Committee may determine that for purposes of the Plan, an optionee who is on leave of absence (but in the case of ISOs, only to the extent that employment is not determined to be interrupted thereby for purposes of Section 422 of the Code) will still be considered as in the continuous employment of First Northern or a Subsidiary.


                          VII. CORPORATE SALE OR CHANGE

         7.01 Sale or Change. In the event of a corporate sale or change, as defined in paragraph 7.03, all options then outstanding shall be immediately exercisable in full and the Committee shall, subject to the approval of the Board of Directors of First Northern, or the board of directors of any corporation assuming the obligations of First Northern hereunder, take action regarding all outstanding and unexercised options pursuant to either clause (a) or (b) below.

     (a) Appropriate provisions may be made for the protection of such options by the substitution on an equitable basis of appropriate shares of First Northern, or of the merged, consolidated or otherwise reorganized corporation, provided only that the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the purchase price thereof; or

     (b) Upon written notice to the optionees, the Committee may require that all options must be exercised within a specific number of days of the date of such notice or they will be terminated on a stated date (the "Advanced Termination Date").

         7.02 Special Rule. If First Northern gives the notice provided by clause (b) of paragraph 7.01 to any optionee who would incur liability to First Northern for recapture of profits, under Section 16(b) of the Securities Exchange Act of 1934, as amended, as a result of the purchase of shares upon the exercise of such option and the subsequent disposition of those shares in the transaction upon which such notice was based, then the following provisions shall apply. Any such optionee may elect, at any time prior to the Advanced Termination Date, to request First Northern in writing to repurchase such option. If such written request is made, such option thereupon shall cease to be exercisable and promptly after the Advanced Termination Date First Northern shall repurchase such option for an amount of cash (less normal state and federal withholding taxes) equal to two times the excess of the fair market value on the Advanced Termination Date of the shares which were subject to the option over the option exercise price.

         7.03 Definition. The term "corporate sale or change" shall mean: (a) a reorganization, merger or consolidation between First Northern and another corporation in which the shareholders of First Northern immediately prior to such combination own less than 65% of the voting securities in the combined corporation, without regard to the entity which continues as the surviving corporation, (b) the sale of substantially all the property of First Northern,
(c) the dissolution or liquidation of First Northern, or (d) a change in control of First Northern. The term "control" shall refer to the acquisition of beneficial ownership of 10% or more of the voting securities of First Northern by any person or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of equity not specifically listed herein; excluding, however, any employee benefit plan (or related trust) sponsored or maintained by First Northern or any corporation controlled by First Northern.


                         VIII. STOCK APPRECIATION RIGHTS

         8.01 SAR Grants. Stock Appreciation Rights ("SARs") may be granted by the Committee in conjunction with any NSO granted under this Plan, at the time of the grant of such NSO, on the basis of up to .5 SARs for each share subject to an NSO. All of the terms of this Plan respecting NSOs shall also apply to SARs, subject to the further special rules of this paragraph and such other terms and conditions not inconsistent therewith as the Committee may determine. Accordingly, each SAR by its terms shall (l) become exercisable only when and to the extent that the underlying NSO is eligible to be exercised, (2) become transferable only when the underlying NSO is transferable and under the same conditions, and (3) expire when the underlying NSO expires.

         8.02 Method of Exercise. SARs may be exercised by an optionee exercising the underlying NSO or applicable portion thereof. An optionee may not exercise an SAR if the underlying NSO has not been exercised. As provided in paragraph 8.01 above, SARs shall be exercisable at such time or times and only to the extent that the underlying NSO is exercisable; further, with respect to employees who are officers or directors of First Northern, SARs may be exercised only during such periods of time as such may be allowed under Rule 16b-3. To the extent that an NSO is exercised without a simultaneous exercise of the related SARs, the related SARs shall terminate. Notwithstanding the foregoing, if an optionee elects to have First Northern repurchase an option pursuant to paragraph 7.02 above, the related SARs shall be deemed exercised as of the Advanced Termination Date.

         8.03 Payment. Upon such exercise of an SAR the optionee shall become entitled to receive in cash (less normal state and federal withholding taxes) the economic value of such SAR. Such economic value shall be equal to the excess of the fair market value (determined on the date of exercise of such SAR) of one share of stock over the option price per share specified in the underlying NSO, multiplied by the number of SARs exercised.


                              IX. RESTRICTED STOCK

         9.01 Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of restricted stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.

         9.02 Awards and Certificates. Each individual receiving a restricted stock Award shall be issued a certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Northern Capital Corp. 1999 Stock Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the corporate office of First Northern Capital Corp."

         The Committee may require that the certificates evidencing such shares be held in custody by First Northern until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.

         9.03 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:

     (a) Until the applicable restrictions lapse, the grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.

     (b) The grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of First Northern, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional restricted stock.

     (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the grantee upon termination of a grantee's service for any reason.

     (d) In the event of hardship or other special circumstances of a grantee whose service is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such grantee's shares of restricted stock.

     (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the grantee.

     (f) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.


                                X. MISCELLANEOUS

         10.01 Term of Plan and Effective Date. Awards may be granted under this Plan at any time up until the expiration of ten years following the Effective Date of the Plan; on which date the Plan shall expire, except as to outstanding Awards, which Awards shall remain in effect until they have been exercised or have expired in the case of options, or have become unrestricted or forfeited in the case of restricted stock. The Effective Date of the Plan shall be January 21, 1999, the date of its adoption by the Board of Directors of First Northern, subject, however, to approval by the shareholders of First Northern within a period of twelve months after such adoption. Notwithstanding any other provision hereof, no Awards granted hereunder shall be exercisable or become unrestricted until after such shareholder approval has been obtained.

         10.02 No Employment or Retention Agreement Intended. The grant of an Award hereunder shall not be deemed to imply the right to continued service in any capacity by First Northern or a Subsidiary and shall not constitute an employment agreement or retention agreement of any kind.

         10.03 Separate Plan. This Plan is separate and independent from any other stock option plan or similar plan of First Northern.

         10.04 Amendment or Discontinuance. The Board of Directors of First Northern may amend or discontinue this Plan at any time, but may not, without the consent of the holder to whom an Award has been granted, make any alteration in such Award which would adversely affect the same, or make any amendment without shareholder approval if such approval would be required in order to comply with applicable laws, regulations or the requirements of the NASDAQ National Market.

         10.05 Liability. No member of the Board of Directors, or the Committee, or the officers or employees of First Northern shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

         10.06 Government and Other Regulations. The obligations of First Northern to sell and deliver shares of stock under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by the governmental agencies as may be deemed necessary or desirable by the Board of Directors of First Northern, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements.

         10.07 Withholding Taxes. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in First Northern common stock, the participant or other recipient may, as a condition precedent to the delivery of said common stock, be required to pay to his/her participating employer the excess if any, of the amount of required withholding if any, from distributions in cash under the Plan. The required withholding may be paid in full or in the discretion of the Committee, in shares of stock of First Northern, valued at its fair market value as of the date the withholding obligation arises, or in a combination thereof. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder. No distribution under the Plan shall be made in fractional shares of First Northern's common stock but the proportional market value thereof shall be paid in cash.

         10.08 Governing Law. This Plan and any option contracts and Restricted Stock Agreements extended pursuant hereto shall be interpreted and enforced in accordance with the laws of the State of Wisconsin.

                          FIRST NORTHERN CAPITAL CORP.
          PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas J. Lopina, Sr. and Michael D. Meeuwsen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of First Northern Capital Corp. ("First Northern") to be held at the Holiday Inn City Centre, 200 Main Street, Green Bay, Wisconsin, at 10:00 a.m., Central Time, on Wednesday, April 28, 1999, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED
                     HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND
                                  PROPOSAL 2.



                           (SEE REVERSE SIDE TO VOTE)

                          FIRST NORTHERN CAPITAL CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               (SEE REVERSE SIDE)
            - DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED -


                FIRST NORTHERN CAPITAL CORP. 1999 ANNUAL MEETING

1.  ELECTION OF DIRECTORS:    1 - HOWARD M. FRANKENTHAL  2 - RICHARD C. SMITS     / / FOR all nominees     / / WITHHOLD AUTHORITY
                                                                                      listed to the left       to vote for all
                                                                                      (except as specified     nominees listed
                                                                                      below).                  to the left.
                                                                                             __________________________________
(Instructions: To withhold authority to vote for any individual nominee, write --------->   |                                  |
the number(s) of the nominee(s) in the box provided to the right.)                          |_________________________________ |

2.  PROPOSAL TO APPROVE THE FIRST NORTHERN 1999 STOCK PLAN

    The Board of Directors unanimously recommends that the stockholders vote FOR approval
    of this proposal.                                                                      / / FOR   / / AGAINST   / / ABSTAIN

3.  In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Annual
    Meeting or any adjournment thereof, all as described and set forth in the Notice and Proxy Statement relating to the Annual
    Meeting, receipt of which are hereby acknowledged.

    If you hold shares of First Northern common stock in First Northern's Dividend Reinvestment Plan or First Northern Savings Bank,
    S.A.'s 401(k) Savings Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.

Check box to                                                                                   NO. OF SHARES
Indicate Address Change. / /                 Date ______________________
Indicate changes below:                                                                      __________________________________
                                                                                            |                                  |
                                                                                            |                                  |
                                                                                            |                                  |
                                                                                            |                                  |
                                                                                             __________________________________

                                                                                            SIGNATURE(S) IN BOX

                                                                                            PLEASE SIGN EXACTLY AS YOUR NAME
                                                                                            APPEARS HEREON.  WHEN SHARES ARE HELD
                                                                                            BY JOINT TENANTS, BOTH SHOULD SIGN.
                                                                                            WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                                            PLEASE GIVE FULL TITLE AS SUCH.  IF A
                                                                                            CORPORATION, PLEASE SIGN IN FULL
                                                                                            CORPORATE NAME BY PRESIDENT OR OTHER
                                                                                            AUTHORIZED OFFICER.  IF A PARTNERSHIP,
                                                                                            PLEASE SIGN IN PARTNERSHIP NAME BY AN
                                                                                            AUTHORIZED PERSON.